Exhibit 99.1

FOR IMMEDIATE RELEASE October 20, 2020

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports third quarter 2020 EPS of $.90

GULFPORT, Miss. (October 20, 2020) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the third quarter of 2020. Net income for the third quarter of 2020 was $79.4 million, or $0.90 per diluted common share (EPS), compared to a net loss of $117.1 million, or ($1.36) per diluted common share, in the second quarter of 2020. Net income for the third quarter of 2019 was $67.8 million, or $0.77 per diluted common share. The net loss for the second quarter of 2020 reflected a provision for credit losses of $306.9 million that included both a special provision related to the sale of $497 million in energy loans and an additional build in the reserve for credit losses related to COVID-19. The third quarter of 2019 included $28.8 million ($0.26 per share impact) of merger costs associated with the September 2019 acquisition of MidSouth Bancorp, Inc.

On July 21, 2020, the Company sold $497 million in energy loans that included reserve-based (RBL), midstream and nondrilling service credits. The company received proceeds of $257.5 million from the sale of these loans. All loans included in the transaction were re-classified as held for sale as of June 30, 2020, and second quarter of 2020 earnings results included a special provision for credit losses of approximately $160 million (pre-tax), or $1.47 per diluted share (21% tax rate), related to the energy loan sale.

“I am very pleased to report a return to profitability this quarter,” said John M. Hairston, President and CEO. “The de-risking strategies implemented in the first half of 2020 positioned us for better results moving forward, as exhibited by performance in the third quarter. While still impacted by the pandemic-related economy, we reported solid results and began rebuilding capital.  Pre-provision net revenue was up 7% linked quarter, provision for credit losses returned to a more normalized level and our CET1 ratio improved to 10.29%. Last quarter we stated an expectation that our actions through the first half of 2020 would provide a stronger reserve with less risk in the balance sheet, which in turn should lead to improved returns for our shareholders; 3Q20 results reflect the execution of our strategy.”

Third Quarter 2020 Highlights

•	Pre-provision net revenue (PPNR) totaled $126.3 million, up $7.8 million, or 7%, linked-quarter
•	Provision totaled $25 million, ACL remains strong at 2.16%, or 2.40% excluding PPP loans
•	NIM stable at 3.23%
•	Improving capital levels; CET1 ratio of 10.29%, up 51 bps TCE ratio 7.53%, up 20 bps
•	Nonperforming loans declined $13 million, or 7%
•	Criticized commercial loans increased $64 million, or 18%, reflecting the impact of COVID-19
•	Loans declined $388 million from June 30, 2020 reflecting the current economic environment
•	Core deposits resilient, decline in total deposits mainly reflects a reduction in brokered CD funding

Loans

Loans totaled $22.2 billion at September 30, 2020, down $388 million, or 2%, linked-quarter. Average loans totaled $22.4 billion for the third quarter of 2020, down 2% linked-quarter, mainly reflecting last quarter’s energy loan sale.

The contraction in loan balances in the third quarter was related to limited demand throughout our footprint in light of the current economic environment as a result of COVID-19. The decline was driven by decreases in mortgage, indirect and consumer loans, as well as a reduction of $14 million in energy loans and another $153 million in payoffs, paydowns and charge-offs of nonenergy commercial loans.

Management’s expectations for loan growth through the remainder of the year are tempered given today’s economic environment and continued contraction in total loans is expected for the fourth quarter of 2020.

Deposits

Total deposits at September 30, 2020 were $27.0 billion, down $292 million, or 1%, from June 30, 2020. A decrease of $631 million in time deposits was the largest driver of the decrease, partly offset by increases in DDAs and interest-bearing transaction and savings accounts.

DDAs totaled $11.9 billion at September 30, 2020, up $122 million, or 1%, from June 30, 2020 and comprised 44% of total period-end deposits at September 30, 2020. Interest-bearing transaction and savings deposits totaled $10.0 billion at the end of the third quarter of 2020, up $367 million, or 4%, linked-quarter. Compared to June 30, 2020, time deposits of $2.0 billion were down $631 million, or 24%, split between decreases in both retail and brokered CDs. Interest-bearing public fund deposits decreased $150 million, or 5%, to $3.2 billion.

Average deposits for the third quarter of 2020 were $26.8 billion, up $61.2 million, or less than 1%, linked-quarter.

Asset Quality

The total allowance for credit losses (ACL) was $480.2 million at September 30, 2020, virtually unchanged from June 30, 2020. During the third quarter of 2020, the company recorded a total provision for credit losses of $25.0 million, compared to $306.9 million in the second quarter of 2020. The second quarter of 2020 provision for credit losses included approximately $146.8 million related to the COVID-19 recessionary environment, with an additional $160.1 million provision related to the previously mentioned energy loan sale.

Net charge-offs totaled $24.0 million in the third quarter of 2020, or 0.43% of average total loans on an annualized basis, down from $302.7 million, or 5.30% of average total loans in the second quarter of 2020. Included in this quarter’s charge-offs are $17.3 million of healthcare-dependent credits, $6.0 million of various other commercial credits and no energy-related charge-offs. Included in the second quarter’s total were $243 million of charge-offs related to the energy loan sale and $26 million in other energy-related charge-offs.

The ratio of ACL to period-end loans was 2.16% (2.40% excluding PPP loans) at September 30, 2020, compared to 2.12% (2.36% excluding PPP loans) at June 30, 2020. The allowance for credits in the remaining energy portfolio totaled $21.4 million, or 6.3% of funded energy loans, at September 30, 2020. The allowance for credits in the nonenergy portfolio totaled $458.8 million, or 2.09% of funded nonenergy loans (2.33% excluding PPP loans), at September 30, 2020.

Beginning in the first quarter of 2020, the company began offering loan deferrals to customers impacted by COVID-19. Deferrals peaked in May 2020 with 9,252 notes totaling $3.6 billion of outstandings. Deferrals began expiring in late June 2020, and as of September 30, 2020 there were 761 notes deferred, totaling $284 million, compared to 6,954 notes deferred, totaling $2.7 billion as of June 30, 2020.

Nonperforming assets (NPAs) totaled $192.2 million at September 30, 2020, down $20.3 million, or 10%, from June 30, 2020. During the third quarter of 2020, total nonperforming loans decreased $13.3 million, or 7%, while ORE and foreclosed assets declined $7.1 million, or 38%. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 0.86% at September 30, 2020, down 8 bps from June 30, 2020.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the third quarter of 2020 was $238.4 million, down $2.7 million from the second quarter of 2020. The decrease from 2Q20 reflects a variety of factors including a lower level of purchase accounting accretion, lower levels of earning assets and yields, partially offset by growth in DDAs and aggressive deposit pricing.

The net interest margin (TE) was 3.23% for the third quarter of 2020, unchanged linked-quarter. Headwinds from the impact of lower earning asset yields and a full quarter’s impact of the subordinated debt issued in June of 2020, were offset by a reduction in excess liquidity and a lower cost of deposits.

Average earning assets were $29.4 billion for the third quarter of 2020, down $602 million, or 2%, from the second quarter of 2020.

Noninterest Income

Noninterest income totaled $83.7 million for the third quarter of 2020, up $9.8 million, or 13%, from the second quarter of 2020. Improvement was noted across all fee categories as the economy began to re-open and consumer activity rebounded, though not to pre-pandemic levels. Low interest rates supported continued mortgage refinance activity, and certain specialty income categories contributed to growth in the third quarter. Similar levels of mortgage and specialty income are not expected in the fourth quarter of 2020.

Increased activity was noted in service charges on deposits, up $2.9 million, or 19%, from the second quarter of 2020, bank card and ATM fees, up $1.3 million, or 8%, from the second quarter and investment and annuity income and insurance fees, up $0.6 million, or 12%, linked-quarter.

Fees from secondary mortgage operations totaled $12.9 million for the third quarter of 2020, up $3.1 million, or 31% linked-quarter.

Other noninterest income totaled $14.8 million, up $1.7 million, or 13%, from the second quarter of 2020. The increase in other noninterest income is primarily due to increases in specialty income (BOLI).

Noninterest Expense & Taxes

Noninterest expense totaled $195.8 million, down $0.8 million, or less than 1% linked-quarter. A focus on expense control in today’s environment and offsetting nonrecurring items led to a slightly lower level of expense linked-quarter.

Total personnel expense was $117.9 million in the third quarter of 2020, down $2.6 million, or 2%, from the second quarter of 2020. The decrease was mostly related to lower incentive pay and payroll taxes, partly offset by severance related to closures of 12 branches in Louisiana and Mississippi scheduled for late October 2020 and the closure of two trust offices in New York and New Jersey. Personnel expense is expected to be lower in the fourth quarter related to these items and the overall lower level of FTE headcount (down 138) compared to June 30, 2020.

Occupancy and equipment expense totaled $18.5 million in the third quarter of 2020, up $0.2 million, or 1%, from the second quarter of 2020. Amortization of intangibles totaled $4.8 million for the third quarter of 2020, down $0.4 million, or 7%, linked-quarter. Gains on sales of ORE and other foreclosed assets (OFA) exceeded expenses by $0.5 million in both the second and third quarters of 2020.

Other operating expense totaled $55.1 million in the third quarter of 2020, up $2.0 million, or 4%, from the second quarter of 2020, primarily attributed to professional services related to the SBA’s PPP forgiveness program.

The effective income tax rate for the third quarter of 2020 was 19%. The company expects the tax rate to be lower in the fourth quarter of 2020 as tax strategies are evaluated and implemented. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common stockholders’ equity at September 30, 2020 totaled $3.4 billion, up $59.5 million, or 2%, from June 30, 2020. The tangible common equity (TCE) ratio was 7.53%, up 20 bps from June 30, 2020, as the company began rebuilding capital after de-risking strategies were implemented in the first half of 2020. A full reconciliation of the quarterly change is included in our slide presentation. The company remains well capitalized, with both bank and holding company capital levels in excess of required regulatory minimums. The company’s CET1 ratio is estimated to be 10.29% at September 30, 2020. The company intends to pay its next quarterly dividend and is in consultation with its examiners, while the Board reviews the dividend payout policy quarterly.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, October 20, 2020 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to third quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 27, 2020 by dialing (855) 859-2056 or (404) 537-3406, passcode 6553289.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of significant decreases in oil and gas prices on our energy portfolio, the impact of COVID-19 on the economy and our operations, the adequacy of our enterprise risk management framework, the impact of the MidSouth acquisition, or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation (including potential future legislation enacted as a result of the upcoming 2020 election), the impact of the referenced rate reform, deposit trends, credit quality trends, the impact of PPP loans on our results, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain COVID-19 are unsuccessful and restrictions on movement last into the fourth quarter or beyond, the recession would be much longer and much more severe. Ineffective fiscal stimulus, or an extended delay in implementing it, are also major downside risks. The deeper the recession is, and the longer it lasts, the more it will damage consumer fundamentals and sentiment. This could both prolong the recession, and/or make any recovery weaker. Similarly, the recession could damage business fundamentals, and an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
NET INCOME
Net interest income	$235,183	$237,866	$222,939	$704,237	$662,061
Net interest income (TE) (a)	238,372	241,114	226,591	714,122	673,255
Provision for credit losses	24,999	306,898	12,421	578,690	38,552
Noninterest income	83,748	73,943	83,230	242,078	232,983
Noninterest expense	195,774	196,539	213,554	595,648	572,821
Income tax expense (benefit)	18,802	(74,556)	12,387	(79,274)	48,423
Net income (loss)	$79,356	$(117,072)	$67,807	$(148,749)	$235,248
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$160,101	$—	$160,101	$—
Nonoperating merger-related expenses	—	—	28,810	—	28,810
PERIOD-END BALANCE SHEET DATA
Loans	$22,240,204	$22,628,377	$21,035,952	$22,240,204	$21,035,952
Securities	7,056,276	6,381,803	6,404,719	7,056,276	6,404,719
Earning assets	30,179,103	30,134,790	27,565,973	30,179,103	27,565,973
Total assets	33,193,324	33,215,400	30,543,549	33,193,324	30,543,549
Noninterest-bearing deposits	11,881,548	11,759,085	8,686,383	11,881,548	8,686,383
Total deposits	27,030,659	27,322,268	24,201,299	27,030,659	24,201,299
Common stockholders' equity	3,375,644	3,316,157	3,586,380	3,375,644	3,586,380
AVERAGE BALANCE SHEET DATA
Loans	$22,407,825	$22,957,032	$20,197,114	$22,200,385	$20,158,313
Securities (b)	6,389,214	6,129,616	6,004,688	6,223,361	5,750,530
Earning assets	29,412,261	30,013,829	26,437,613	29,020,349	26,151,846
Total assets	32,685,430	33,136,706	29,148,106	32,163,823	28,715,039
Noninterest-bearing deposits	11,585,617	10,989,921	8,092,482	10,450,457	8,139,439
Total deposits	26,763,795	26,702,622	23,091,355	25,934,258	23,114,269
Common stockholders' equity	3,351,593	3,465,617	3,383,738	3,441,981	3,245,071
COMMON SHARE DATA
Earnings (loss) per share - diluted	$0.90	$(1.36)	$0.77	$(1.73)	$2.69
Cash dividends per share	0.27	0.27	0.27	0.81	0.81
Book value per share (period-end)	39.07	38.41	39.49	39.07	39.49
Tangible book value per share (period-end)	28.11	27.38	28.73	28.11	28.73
Weighted average number of shares - diluted	86,400	86,301	86,462	86,614	86,010
Period-end number of shares	86,400	86,342	90,822	86,400	90,822
Market data
High sales price	$22.23	$28.50	$42.11	$44.24	$44.74
Low sales price	17.42	14.88	33.63	14.32	33.63
Period-end closing price	18.81	21.20	38.30	18.81	38.30
Trading volume	32,139	48,174	29,038	130,703	85,037
PERFORMANCE RATIOS
Return on average assets	0.97%	(1.42)%	0.92%	(0.62)%	1.10%
Return on average common equity	9.42%	(13.59)%	7.95%	(5.77)%	9.69%
Return on average tangible common equity	13.14%	(18.75)%	10.77%	(7.99)%	13.32%
Tangible common equity ratio (c)	7.53%	7.33%	8.82%	7.53%	8.82%
Net interest margin (TE)	3.23%	3.23%	3.41%	3.29%	3.44%
Noninterest income as a percent of total revenue (TE)	26.00%	23.47%	26.86%	25.32%	25.71%
Efficiency ratio (d)	59.29%	60.74%	58.05%	60.69%	58.37%
Average loan/deposit ratio	83.72%	85.97%	87.47%	85.61%	87.21%
Allowance for loan losses as a percentage of period-end loans	2.02%	1.96%	0.93%	2.02%	0.93%
Allowance for credit losses as a percent of period-end loans (e)	2.16%	2.12%	0.93%	2.16%	0.93%
Annualized net charge-offs to average loans	0.43%	5.30%	0.25%	2.23%	0.25%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	234.89%	222.37%	67.06%	234.89%	67.06%
FTE headcount	4,058	4,196	4,222	4,058	4,222

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
NET INCOME
Net interest income	$235,183	$237,866	$231,188	$233,156	$222,939
Net interest income (TE) (a)	238,372	241,114	234,636	236,736	226,591
Provision for credit losses	24,999	306,898	246,793	9,156	12,421
Noninterest income	83,748	73,943	84,387	82,924	83,230
Noninterest expense	195,774	196,539	203,335	197,856	213,554
Income tax expense (benefit)	18,802	(74,556)	(23,520)	16,936	12,387
Net income (loss)	$79,356	$(117,072)	$(111,033)	$92,132	$67,807
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$160,101	$—	$—	$—
Nonoperating merger-related expenses	—	—	—	3,856	28,810
PERIOD-END BALANCE SHEET DATA
Loans	$22,240,204	$22,628,377	$21,515,681	$21,212,755	$21,035,952
Securities	7,056,276	6,381,803	6,374,490	6,243,313	6,404,719
Earning assets	30,179,103	30,134,790	28,834,072	27,622,161	27,565,973
Total assets	33,193,324	33,215,400	31,761,693	30,600,757	30,543,549
Noninterest-bearing deposits	11,881,548	11,759,085	9,204,631	8,775,632	8,686,383
Total deposits	27,030,659	27,322,268	25,008,496	23,803,575	24,201,299
Common stockholders' equity	3,375,644	3,316,157	3,421,064	3,467,685	3,586,380
AVERAGE BALANCE SHEET DATA
Loans	$22,407,825	$22,957,032	$21,234,016	$21,037,942	$20,197,114
Securities (b)	6,389,214	6,129,616	6,149,432	6,201,612	6,004,688
Earning assets	29,412,261	30,013,829	27,630,652	27,441,459	26,437,613
Total assets	32,685,430	33,136,706	30,663,601	30,343,293	29,148,106
Noninterest-bearing deposits	11,585,617	10,989,921	8,763,359	8,601,323	8,092,482
Total deposits	26,763,795	26,702,622	24,327,242	23,848,374	23,091,355
Common stockholders' equity	3,351,593	3,465,617	3,509,727	3,473,693	3,383,738
COMMON SHARE DATA
Earnings (loss) per share - diluted	$0.90	$(1.36)	$(1.28)	$1.03	$0.77
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	39.07	38.41	39.65	39.62	39.49
Tangible book value per share (period-end)	28.11	27.38	28.56	28.63	28.73
Weighted average number of shares - diluted	86,400	86,301	87,186	88,315	86,462
Period-end number of shares	86,400	86,342	86,275	87,515	90,822
Market data
High sales price	$22.23	$28.50	$44.24	$44.42	$42.11
Low sales price	17.42	14.88	14.32	35.45	33.63
Period-end closing price	18.81	21.20	19.52	43.88	38.30
Trading volume	32,139	48,174	50,390	30,850	29,038
PERFORMANCE RATIOS
Return on average assets	0.97%	(1.42)%	(1.46)%	1.20%	0.92%
Return on average common equity	9.42%	(13.59)%	(12.72)%	10.52%	7.95%
Return on average tangible common equity	13.14%	(18.75)%	(17.51)%	14.62%	10.77%
Tangible common equity ratio (c)	7.53%	7.33%	8.00%	8.45%	8.82%
Net interest margin (TE)	3.23%	3.23%	3.41%	3.43%	3.41%
Noninterest income as a percentage of total revenue (TE)	26.00%	23.47%	26.45%	25.94%	26.86%
Efficiency ratio (d)	59.29%	60.74%	62.06%	58.88%	58.05%
Average loan/deposit ratio	83.72%	85.97%	87.28%	88.22%	87.47%
Allowance for loan losses as a percent of period-end loans	2.02%	1.96%	1.98%	0.90%	0.93%
Allowance for credit losses as a percent of period-end loans (e)	2.16%	2.12%	2.21%	0.92%	0.93%
Annualized net charge-offs to average loans	0.43%	5.30%	0.83%	0.18%	0.25%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	234.89%	222.37%	139.17%	60.97%	67.06%
FTE headcount	4,058	4,196	4,148	4,136	4,222

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
NET INCOME
Interest income	$257,043	$266,342	$283,164	$800,728	$839,825
Interest income (TE) (f)	260,232	269,590	286,816	810,613	851,019
Interest expense	21,860	28,476	60,225	96,491	177,764
Net interest income (TE)	238,372	241,114	226,591	714,122	673,255
Provision for credit losses	24,999	306,898	12,421	578,690	38,552
Noninterest income	83,748	73,943	83,230	242,078	232,983
Noninterest expense	195,774	196,539	213,554	595,648	572,821
Income (loss) before income taxes	98,158	(191,628)	80,194	(228,023)	283,671
Income tax expense (benefit)	18,802	(74,556)	12,387	(79,274)	48,423
Net income (loss)	$79,356	$(117,072)	$67,807	$(148,749)	$235,248
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$160,101	$—	$160,101	$—
Nonoperating merger-related expenses	—	—	28,810	—	28,810
NONINTEREST INCOME
Service charges on deposit accounts	$18,440	$15,518	$21,892	$56,795	$62,982
Trust fees	14,424	14,160	15,098	43,390	46,126
Bank card and ATM fees	17,222	15,957	17,154	50,541	49,063
Insurance and investment commissions, and annuity fees	5,988	5,366	7,048	18,504	20,167
Secondary mortgage market operations	12,875	9,808	5,713	28,736	13,872
Other income	14,799	13,134	16,325	44,112	40,773
Total noninterest income	$83,748	$73,943	$83,230	$242,078	$232,983
NONINTEREST EXPENSE
Personnel expense	$117,856	$120,409	$112,480	$351,814	$322,813
Net occupancy and equipment expense	18,546	18,311	17,841	53,996	51,807
Other real estate and foreclosed assets (income) expense, net	(482)	(460)	2,055	9,188	1,459
Other operating expense	55,066	53,110	76,289	165,348	181,668
Amortization of intangibles	4,788	5,169	4,889	15,302	15,074
Total noninterest expense	$195,774	$196,539	$213,554	$595,648	$572,821
Nonoperating noninterest expense	$—	$—	$28,810	$—	$28,810
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$0.90	$(1.36)	$0.77	$(1.73)	$2.69
Diluted	0.90	(1.36)	0.77	(1.73)	2.69

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
NET INCOME
Interest income	$257,043	$266,342	$277,343	$285,957	$283,164
Interest income (TE) (f)	260,232	269,590	280,791	289,537	286,816
Interest expense	21,860	28,476	46,155	52,801	60,225
Net interest income (TE)	238,372	241,114	234,636	236,736	226,591
Provision for credit losses	24,999	306,898	246,793	9,156	12,421
Noninterest income	83,748	73,943	84,387	82,924	83,230
Noninterest expense	195,774	196,539	203,335	197,856	213,554
Income (loss) before income taxes	98,158	(191,628)	(134,553)	109,068	80,194
Income tax expense (benefit)	18,802	(74,556)	(23,520)	16,936	12,387
Net income (loss)	$79,356	$(117,072)	$(111,033)	$92,132	$67,807
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$160,101	$—	$—	$—
Nonoperating merger-related expenses	—	—	—	3,856	28,810
NONINTEREST INCOME
Service charges on deposit accounts	$18,440	$15,518	$22,837	$23,382	$21,892
Trust fees	14,424	14,160	14,806	15,483	15,098
Bank card and ATM fees	17,222	15,957	17,362	17,913	17,154
Investment and insurance commissions, and annuity fees	5,988	5,366	7,150	6,407	7,048
Secondary mortgage market operations	12,875	9,808	6,053	5,981	5,713
Other income	14,799	13,134	16,179	13,758	16,325
Total noninterest income	$83,748	$73,943	$84,387	$82,924	$83,230
NONINTEREST EXPENSE
Personnel expense	$117,856	$120,409	$113,549	$117,066	$112,480
Net occupancy and equipment expense	18,546	18,311	17,139	17,522	17,841
Other real estate and foreclosed assets (income) expense	(482)	(460)	10,130	(788)	2,055
Other operating expense	55,066	53,110	57,172	58,286	76,289
Amortization of intangibles	4,788	5,169	5,345	5,770	4,889
Total noninterest expense	$195,774	$196,539	$203,335	$197,856	$213,554
Nonoperating noninterest expense	$—	$—	$—	$3,856	$28,810
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$0.90	$(1.36)	$(1.28)	$1.03	$0.77
Diluted	0.90	(1.36)	(1.28)	1.03	0.77

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
ASSETS
Commercial non-real estate loans	$10,257,788	$10,465,280	$9,321,340	$9,166,947	$8,893,004
Commercial real estate - owner occupied	2,779,407	2,762,259	2,731,320	2,738,460	2,734,379
Total commercial and industrial loans	13,037,195	13,227,539	12,052,660	11,905,407	11,627,383
Commercial real estate - income producing	3,406,554	3,350,299	3,232,783	2,994,448	3,060,568
Construction and land development loans	1,096,149	1,128,959	1,098,726	1,157,451	1,190,718
Residential mortgage loans	2,754,388	2,877,316	2,979,985	2,990,631	3,004,958
Consumer loans	1,945,918	2,044,264	2,151,527	2,164,818	2,152,325
Total loans	22,240,204	22,628,377	21,515,681	21,212,755	21,035,952
Loans held for sale	103,566	364,416	67,587	55,864	75,789
Securities	7,056,276	6,381,803	6,374,490	6,243,313	6,404,719
Short-term investments	779,057	760,194	876,314	110,229	49,513
Earning assets	30,179,103	30,134,790	28,834,072	27,622,161	27,565,973
Allowance for loan losses	(448,674)	(442,638)	(426,003)	(191,251)	(195,572)
Goodwill and other intangible assets	946,958	951,746	956,916	962,260	977,369
Other assets	2,515,937	2,571,502	2,396,708	2,207,587	2,195,779
Total assets	$33,193,324	$33,215,400	$31,761,693	$30,600,757	$30,543,549
LIABILITIES
Noninterest-bearing deposits	$11,881,548	$11,759,085	$9,204,631	$8,775,632	$8,686,383
Interest-bearing transaction and savings deposits	9,971,869	9,605,254	8,931,192	8,845,097	8,758,993
Interest-bearing public fund deposits	3,176,225	3,326,033	3,251,445	3,364,416	2,954,966
Time deposits	2,001,017	2,631,896	3,621,228	2,818,430	3,800,957
Total interest-bearing deposits	15,149,111	15,563,183	15,803,865	15,027,943	15,514,916
Total deposits	27,030,659	27,322,268	25,008,496	23,803,575	24,201,299
Short-term borrowings	1,906,895	1,754,875	2,673,283	2,714,872	2,108,815
Long-term debt	385,887	386,269	225,606	233,462	246,641
Other liabilities	494,239	435,831	433,244	381,163	400,414
Total liabilities	29,817,680	29,899,243	28,340,629	27,133,072	26,957,169
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,064,828	2,057,153	2,050,669	2,046,177	2,229,353
Retained earnings	1,211,878	1,156,278	1,297,129	1,476,232	1,408,183
Accumulated other comprehensive income (loss)	98,938	102,726	73,266	(54,724)	(51,156)
Total common stockholders' equity	3,375,644	3,316,157	3,421,064	3,467,685	3,586,380
Total liabilities & stockholders' equity	$33,193,324	$33,215,400	$31,761,693	$30,600,757	$30,543,549
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$2,323,691	$2,286,963	$—	$—	$—
CAPITAL RATIOS
Tangible common equity	$2,428,686	$2,364,411	$2,464,148	$2,505,425	$2,609,011
Tier 1 capital (g)	2,446,247	2,377,935	2,506,217	2,584,162	2,530,919
Common equity as a percentage of total assets	10.17%	9.98%	10.77%	11.33%	11.74%
Tangible common equity ratio	7.53%	7.33%	8.00%	8.45%	8.82%
Leverage (Tier 1) ratio (g)	7.70%	7.37%	8.40%	8.76%	9.49%
Common equity tier 1 (CET1) ratio (g)	10.29%	9.78%	10.02%	10.50%	11.02%
Tier 1 risk-based capital ratio (g)	10.29%	9.78%	10.02%	10.50%	11.02%
Total risk-based capital ratio (g)	12.90%	12.36%	11.87%	11.90%	12.43%

(g) Estimated for most recent period-end. Regulatory capital ratios at September 30, 2020, June 30, 2020 and March 31, 2020 reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
ASSETS
Commercial non-real estate loans	$10,366,814	$10,791,206	$8,595,854	$10,102,798	$8,609,330
Commercial real estate - owner occupied	2,744,372	2,767,291	2,537,712	2,748,817	2,520,592
Total commercial and industrial loans	13,111,186	13,558,497	11,133,566	12,851,615	11,129,922
Commercial real estate - income producing	3,374,446	3,240,564	2,855,381	3,240,865	2,683,288
Construction and land development loans	1,121,554	1,132,744	1,137,113	1,124,998	1,277,060
Residential mortgage loans	2,807,568	2,923,247	2,978,712	2,899,588	2,963,751
Consumer loans	1,993,071	2,101,980	2,092,342	2,083,319	2,104,292
Total loans	22,407,825	22,957,032	20,197,114	22,200,385	20,158,313
Loans held for sale	112,230	89,935	55,348	80,942	34,740
Securities (h)	6,389,214	6,129,616	6,004,688	6,223,361	5,750,530
Short-term investments	502,992	837,246	180,463	515,661	208,263
Earning assets	29,412,261	30,013,829	26,437,613	29,020,349	26,151,846
Allowance for loan losses	(446,901)	(425,844)	(197,259)	(371,646)	(196,297)
Goodwill and other intangible assets	949,287	954,252	886,868	954,328	884,254
Other assets	2,770,783	2,594,469	2,020,884	2,560,792	1,875,236
Total assets	$32,685,430	$33,136,706	$29,148,106	$32,163,823	$28,715,039
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$11,585,617	$10,989,921	$8,092,482	$10,450,457	$8,139,439
Interest-bearing transaction and savings deposits	9,806,826	9,387,292	8,179,240	9,332,604	8,096,299
Interest-bearing public fund deposits	3,196,767	3,320,338	2,979,494	3,256,228	3,077,760
Time deposits	2,174,585	3,005,071	3,840,139	2,894,969	3,800,771
Total interest-bearing deposits	15,178,178	15,712,701	14,998,873	15,483,801	14,974,830
Total deposits	26,763,795	26,702,622	23,091,355	25,934,258	23,114,269
Short-term borrowings	1,733,298	2,254,731	2,063,335	2,044,923	1,790,058
Long-term debt	386,015	276,891	234,240	298,436	230,528
Other liabilities	450,729	436,845	375,438	444,225	335,113
Common stockholders' equity	3,351,593	3,465,617	3,383,738	3,441,981	3,245,071
Total liabilities & stockholders' equity	$32,685,430	$33,136,706	$29,148,106	$32,163,823	$28,715,039
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$2,308,021	$1,727,797	$—	$1,348,786	$—

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	9/30/2020			6/30/2020			9/30/2019
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,607.2	$155.6	3.52%	$17,931.8	$165.3	3.71%	$15,126.1	$185.5	4.87%
Residential mortgage loans	2,807.5	27.5	3.92%	2,923.2	28.4	3.89%	2,978.7	30.1	4.05%
Consumer loans	1,993.1	24.0	4.79%	2,102.0	25.3	4.85%	2,092.3	30.4	5.76%
Loan fees & late charges	—	15.2	0.00%	—	11.8	0.00%	—	0.1	0.00%
Total loans (TE) (j) (k)	22,407.8	222.3	3.95%	22,957.0	230.8	4.04%	20,197.1	246.1	4.84%
Loans held for sale	112.2	0.8	2.96%	90.0	0.6	2.89%	55.3	0.6	4.26%
US Treasury and government agency securities	165.6	0.8	1.99%	127.1	0.8	2.31%	141.6	0.8	2.33%
CMOs and mortgage backed securities	5,326.2	29.4	2.21%	5,128.2	30.4	2.37%	4,966.5	31.4	2.53%
Municipals (TE)	889.5	6.7	3.01%	866.3	6.6	3.06%	893.1	6.9	3.08%
Other securities	8.0	0.1	4.33%	8.0	0.1	4.31%	3.5	0.0	3.61%
Total securities (TE) (l)	6,389.3	37.0	2.31%	6,129.6	37.9	2.47%	6,004.7	39.1	2.61%
Total short-term investments	503.0	0.1	0.10%	837.2	0.3	0.11%	180.5	1.0	2.01%
Average earning assets yield (TE)	$29,412.3	$260.2	3.53%	$30,013.8	$269.6	3.61%	$26,437.6	$286.8	4.31%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$9,806.8	$4.2	0.17%	$9,387.3	$4.4	0.19%	$8,179.3	$15.7	0.76%
Time deposits	2,174.6	6.0	1.09%	3,005.1	11.9	1.60%	3,840.1	20.0	2.07%
Public funds	3,196.8	4.6	0.57%	3,320.3	6.3	0.76%	2,979.5	13.5	1.80%
Total interest-bearing deposits	15,178.2	14.8	0.39%	15,712.7	22.6	0.58%	14,998.9	49.2	1.30%
Short-term borrowings	1,733.3	1.6	0.39%	2,254.7	2.3	0.40%	2,063.3	8.1	1.57%
Long-term debt	386.0	5.4	5.60%	276.9	3.6	5.19%	234.3	2.9	4.82%
Total borrowings	2,119.3	7.0	1.33%	2,531.6	5.9	0.93%	2,297.6	11.0	1.90%
Total interest-bearing liabilities cost	17,297.5	21.8	0.50%	18,244.3	28.5	0.63%	17,296.5	60.2	1.38%
Net interest-free funding sources	12,114.8			11,769.5			9,141.1
Total cost of funds	29,412.3	21.8	0.30%	30,013.8	28.5	0.38%	26,437.6	60.2	0.90%
Net Interest Spread (TE)		$238.4	3.02%		$241.1	2.98%		$226.6	2.93%
Net Interest Margin (TE)	$29,412.3	$238.4	3.23%	$30,013.8	$241.1	3.23%	$26,437.6	$226.6	3.41%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $3.2 million, $3.7 million and $4.6 million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Nine Months Ended
	9/30/2020			9/30/2019
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,217.5	$503.5	3.91%	$15,090.3	$551.3	4.88%
Residential mortgage loans	2,899.6	85.4	3.93%	2,963.7	91.4	4.11%
Consumer loans	2,083.3	78.7	5.05%	2,104.3	90.6	5.76%
Loan fees & late charges	—	26.4	0.00%	—	(0.9)	0.00%
Total loans (TE) (j) (k)	22,200.4	694.0	4.17%	20,158.3	732.4	4.86%
Loans held for sale	80.9	2.1	3.47%	34.7	1.2	4.57%
US Treasury and government agency securities	139.2	2.3	2.20%	130.5	2.2	2.30%
CMOs and mortgage backed securities	5,198.4	91.1	2.34%	4,706.7	90.3	2.56%
Municipals (TE)	877.7	20.0	3.05%	909.8	21.4	3.13%
Other securities	8.0	0.3	4.31%	3.5	0.1	3.33%
Total securities (TE) (l)	6,223.3	113.7	2.44%	5,750.5	114.0	2.64%
Total short-term investments	515.7	0.8	0.21%	208.3	3.4	2.20%
Average earning assets yield (TE)	$29,020.3	$810.6	3.73%	$26,151.8	$851.1	4.35%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$9,332.6	$21.4	0.31%	$8,096.3	$45.6	0.75%
Time deposits	2,895.0	33.3	1.54%	3,800.8	57.4	2.02%
Public funds	3,256.2	21.6	0.89%	3,077.7	42.1	1.83%
Total interest-bearing deposits	15,483.8	76.3	0.66%	14,974.8	145.2	1.30%
Short-term borrowings	2,044.9	8.4	0.55%	1,790.1	24.1	1.93%
Long-term debt	298.5	11.8	5.25%	230.5	8.5	3.22%
Total borrowings	2,343.4	20.2	1.15%	2,020.6	32.6	2.15%
Total interest-bearing liabilities cost	17,827.2	96.5	0.72%	16,995.4	177.8	1.40%
Net interest-free funding sources	11,193.1			9,156.4
Total cost of funds	29,020.3	96.5	0.44%	26,151.8	177.8	0.91%
Net Interest Spread (TE)		$714.1	3.01%		$673.3	2.95%
Net Interest Margin (TE)	$29,020.3	$714.1	3.29%	$26,151.8	$673.3	3.44%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $13.1 million and $14.4 million for the nine months ended September 30, 2020 and 2019, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2020	6/30/2020	9/30/2019	9/30/2020	9/30/2019
Nonaccrual loans (m) (n)	$171,462	$183,979	$222,860	$171,462	$222,860
Restructured loans - still accruing	9,115	9,848	60,897	9,115	60,897
Total nonperforming loans	180,577	193,827	283,757	180,577	283,757
ORE and foreclosed assets	11,640	18,724	30,955	11,640	30,955
Total nonperforming assets	$192,217	$212,551	$314,712	$192,217	$314,712
Nonperforming assets as a percent of loans, ORE and foreclosed assets	0.86%	0.94%	1.49%	0.86%	1.49%
Accruing loans 90 days past due (o)	$10,439	$5,230	$7,872	$10,439	$7,872
Accruing loans 90 days past due as a percent of loans	0.05%	0.02%	0.04%	0.05%	0.04%
Nonperforming assets + accuring loans 90 days past due to loans, ORE and foreclosed assets	0.91%	0.96%	1.53%	0.91%	1.53%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Allowance for Loan Losses:
Beginning balance	$442,638	$426,003	$195,625	$191,251	$194,514
Cumulative effect of change in accounting principle (p)	—	—	—	49,411	—
Provision for loan losses	30,044	319,319	12,421	578,468	38,552
Charge-offs	(28,324)	(305,917)	(17,025)	(381,979)	(47,365)
Recoveries	4,316	3,233	4,551	11,523	9,871
Net charge-offs	(24,008)	(302,684)	(12,474)	(370,456)	(37,494)
Ending Balance	$448,674	$442,638	$195,572	$448,674	$195,572
Reserve for Unfunded Lending Commitments:
Beginning balance	$36,571	$48,992	$—	$3,974	$—
Cumulative effect of change in accounting principle (o)	—	—	—	27,330	—
Provision for losses on unfunded lending commitments	(5,045)	(12,421)	—	222	—
Ending Balance	$31,526	$36,571	$—	$31,526	$—
Total Allowance for Credit Losses	$480,200	$479,209	$195,572	$480,200	$195,572
Total Provision for Credit Losses	$24,999	$306,898	$12,421	$578,690	$38,552
Allowance for loan losses as a percent of period-end loans	2.02%	1.96%	0.93%	2.02%	0.93%
Allowance for credit losses as a percent of period-end loans	2.16%	2.12%	0.93%	2.16%	0.93%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	234.89%	222.37%	67.06%	234.89%	67.06%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$23,210	$299,365	$8,281	$362,084	$26,965
Residential mortgage loans	(288)	(549)	54	(908)	227
Consumer loans	1,086	3,868	4,139	9,280	10,302
Total net charge-offs	$24,008	$302,684	$12,474	$370,456	$37,494
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.52%	6.71%	0.22%	2.81%	0.24%
Residential mortgage loans	(0.04)%	(0.08)%	0.01%	(0.04)%	0.01%
Consumer loans	0.22%	0.74%	0.78%	0.60%	0.65%
Total net charge-offs as a percentage of average loans	0.43%	5.30%	0.25%	2.23%	0.25%
For informational purposes - included above
Provision for credit loss associated with energy loan sale	$—	$160,101	$—	$160,101	$—
Charge-offs associated with energy loan sale	—	242,628	—	242,628	—

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $39.9 million, $55.2 million and $101.1 million at 9/30/2020, 6/30/2020 and 9/30/2019, respectively.

(n) Nonaccrual loans do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered nonperforming, totaling $17.8 million at 9/30/2019. Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

(o) Loans past due 90 days or more do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered delinquent, totaling $8.2 million at 9/30/2019.  Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

(p) Represents the increase in the allowance upon the 1/1/20 adoption of ASC 326, commonly referred to as Current Expected Credit Losses, or CECL.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Nonaccrual loans (m) (n)	$171,462	$183,979	$254,058	$245,833	$222,860
Restructured loans - still accruing	9,115	9,848	34,251	61,265	60,897
Total nonperforming loans	180,577	193,827	288,309	307,098	283,757
ORE and foreclosed assets	11,640	18,724	18,460	30,405	30,955
Total nonperforming assets	$192,217	$212,551	$306,769	$337,503	$314,712
Nonperforming assets as a percent of loans, ORE and foreclosed assets	0.86%	0.94%	1.42%	1.59%	1.49%
Accruing loans 90 days past due (o)	$10,439	$5,230	$17,790	$6,582	$7,872
Accruing loans 90 days past due as a percent of loans	0.05%	0.02%	0.08%	0.03%	0.04%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.91%	0.96%	1.51%	1.62%	1.53%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$448,674	$442,638	$426,003	$191,251	$195,572
Reserve for unfunded lending commitments	31,526	36,571	48,992	3,974	—
Total allowance for credit losses	$480,200	$479,209	$474,995	$195,225	$195,572
Total provision for credit losses	$24,999	$306,898	$246,793	$9,156	$12,421
Allowance for loan losses as a percentage of period-end loans	2.02%	1.96%	1.98%	0.90%	0.93%
Allowance for credit losses as a percentage of period-end loans	2.16%	2.12%	2.21%	0.92%	0.93%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	234.89%	222.37%	139.17%	60.97%	67.06%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$23,210	$299,365	$39,509	$4,856	$8,281
Residential mortgage loans	(288)	(549)	(71)	140	54
Consumer loans	1,086	3,868	4,326	4,507	4,139
Total net charge-offs	$24,008	$302,684	$43,764	$9,503	$12,474
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.52%	6.71%	0.99%	0.12%	0.22%
Residential mortgage loans	(0.04)%	(0.08)%	(0.01)%	0.02%	0.01%
Consumer loans	0.22%	0.74%	0.81%	0.83%	0.78%
Total net charge-offs as a percentage of average loans	0.43%	5.30%	0.83%	0.18%	0.25%
AVERAGE LOANS
Commercial & real estate loans	$17,607,186	$17,931,805	$16,109,162	$15,881,272	$15,126,060
Residential mortgage loans	2,807,568	2,923,247	2,968,962	3,004,784	2,978,712
Consumer loans	1,993,071	2,101,980	2,155,892	2,151,886	2,092,342
Total average loans	$22,407,825	$22,957,032	$21,234,016	$21,037,942	$20,197,114
For informational purposes - included above
Provision for credit loss associated with energy loan sale	$—	$160,101	$—	$—	$—
Charge-offs associated with energy loan sale	—	242,628	—	—	—

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $39.9 million, $55.2 million, $117.9 million, $132.5 million and $101.1 million at 9/30/2020, 6/30/2020, 3/31/2020, 12/31/2019 and 9/30/2019, respectively.

(n) Nonaccrual loans do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered nonperforming, totaling $17.5 million and $17.8 million at 12/31/2019 and 9/30/2019, respectively. Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

(o) Loans past due 90 days or more do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered delinquent, totaling $8.3 million and $8.2 million at 12/31/2019 and 9/30/2019, respectively.  Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

TOTAL REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)

	Three Months Ended					Nine Months Ended
(in thousands)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Net interest income	$235,183	$237,866	$231,188	$233,156	$222,939	$704,237	$662,061
Noninterest income	83,748	73,943	84,387	82,924	83,230	242,078	232,983
Total revenue	$318,931	$311,809	$315,575	$316,080	$306,169	$946,315	$895,044
Taxable equivalent adjustment (q)	3,189	3,248	3,448	3,580	3,652	9,885	11,194
Total revenue (TE)	$322,120	$315,057	$319,023	$319,660	$309,821	$956,200	$906,238
Noninterest expense	(195,774)	(196,539)	(203,335)	(197,856)	(213,554)	(595,648)	(572,821)
Nonoperating expense	—	—	—	3,856	28,810	—	28,810
Operating pre-provision net revenue (TE)	$126,346	$118,518	$115,688	$125,660	$125,077	$360,552	$362,227

OPERATING EARNINGS (LOSS) PER SHARE - DILUTED

	Three Months Ended					Nine Months Ended
(in thousands, except per share amounts)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Net income (loss)	$79,356	$(117,072)	$(111,033)	$92,132	$67,807	$(148,749)	$235,248
Net income and dividends allocated to participating securities	(1,436)	(422)	(427)	(1,566)	(1,141)	(1,278)	(3,980)
Net income (loss) available to common shareholders	77,920	(117,494)	(111,460)	90,566	66,666	(150,027)	231,268
Nonoperating items, net of income tax	—	—	—	3,046	22,760	—	30,726
Nonoperating items allocated to participating securities	—	—	—	(52)	(383)	—	(517)
Operating earnings (loss) available to common shareholders	$77,920	$(117,494)	$(111,460)	$93,560	$89,043	$(150,027)	$261,477
Weighted average common shares - diluted	86,400	86,301	87,186	88,315	86,462	86,614	86,010
Earnings (loss) per share - diluted	$0.90	$(1.36)	$(1.28)	$1.03	$0.77	$(1.73)	$2.69
Operating earnings (loss) per share - diluted	$0.90	$(1.36)	$(1.28)	$1.06	$1.03	$(1.73)	$3.04

QUARTER EARNINGS PER SHARE - DILUTED, IMPACT OF ENERGY LOAN SALE

Three Months Ended
(in thousands, except per share amounts)	6/30/2020
1
Provision for credit losses attributable to the sale of energy loans	$160,101
Income tax benefit at a 21% rate	(33,621)
Impact of energy loan sale, net of income tax	$126,480
Weighted average common shares - diluted	86,323
Impact of energy loan sale per share - diluted	$(1.47)

(q) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.